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                                                                  Exhibit 4.8(b)


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                       FIFTH AMENDMENT TO CREDIT AGREEMENT

                                  BY AND AMONG

                     ASSOCIATED ESTATES REALTY CORPORATION,

                                    BORROWER,

                               NATIONAL CITY BANK,

                                    AS AGENT

                                       AND

                       THE BANKS IDENTIFIED ON SCHEDULE 1

                         DATED: AS OF NOVEMBER 27, 1996

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                               FIFTH AMENDMENT TO
                                CREDIT AGREEMENT
                               ------------------

         THIS FIFTH AMENDMENT TO CREDIT AGREEMENT (this "Amendment") is made as of November 27, 1996, by and among ASSOCIATED ESTATES REALTY CORPORATION, an Ohio corporation ("Borrower"), the banks and lending institutions identified on
SCHEDULE 1, attached hereto and made a part hereof by this reference (the "Banks"), and NATIONAL CITY BANK, a national banking association, in its capacity as agent for the Banks under the Credit Agreement defined in the recitals below (in such capacity, the "Agent").

                                 R E C I T A L S
                                 ---------------

         A. Pursuant to that certain Credit Agreement, dated as of March 30, 1994, by and among Borrower, the Banks identified on Schedule 1.1 thereto and the Agent, such Banks agreed to advance certain Loans to Borrower, on the terms and subject to the conditions set forth therein, and Borrower agreed to repay such Loans, with interest thereon, as provided therein.

         B. The aforementioned credit agreement has been amended (1) by a First Amendment to Credit Agreement, dated as of May 17, 1994; (2) by a Second Amendment to Credit Agreement dated as of February 24, 1995, pursuant to which the aforementioned credit agreement was amended and restated in its entirety;
(3) by a Third Amendment to Credit Agreement, dated as of September 26, 1995, pursuant to which such credit agreement was again amended and restated pursuant to a Second Amended and Restated Credit Agreement dated as of September 26, 1995; and (4) by a Fourth Amendment to Credit Agreement, dated as of March 26, 1996 (as


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amended, and amended and restated as aforesaid, such credit agreement is referred to as the "Credit Agreement").

         C. NBD Bank ("NBD") has assigned all of its rights and obligations as a "Bank" under the Credit Agreement and the other Loan Documents to The First National Bank of Chicago ("First Chicago"), and First Chicago has accepted such assignment and assumed and agreed prospectively to perform the duties and obligations of a Bank under the Credit Agreement with respect to the interests so assigned, all in accordance with the terms of a Assignment and Assumption Agreement effective as of November 6, 1996; and

         D. Borrower, the Banks and the Agent have agreed further to amend the Credit Agreement in order to reflect the parties' mutual understandings regarding certain mutually acceptable changes in the covenants of Borrower thereunder, upon and subject to the terms and conditions hereinafter set forth.

         NOW, THEREFORE, for Ten Dollars ($10.00) and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

                  1. DEFINED TERMS. Capitalized terms which are used in this Amendment without being defined herein shall have the meanings ascribed to them in the Amended Credit Agreement (as hereinafter defined).

                  2. AMENDMENT OF THE CREDIT AGREEMENT. The parties agree that the Credit Agreement shall be further amended, effective as of the Effective Date (as hereinafter defined), as follows:

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                           (a) Section 1.2 of the Credit Agreement shall be
                           amended by deleting the definition of "Capitalized Income Value" appearing on pages 3 and 4 thereof, and by substituting the following therefor:

                                    "'CAPITALIZED INCOME VALUE'" means, as of any date, an amount equal to Borrower's EBITDA, including Service EBITDA in an amount not to exceed $1,500,000 on an annualized basis, divided by nine and three-quarters percent (9.75%) (the "Capitalization Factor"). For the purposes of this provision, Borrower's EBITDA shall be subject to adjustment to reflect any acquisitions made by Borrower during the applicable fiscal period on a PRO FORMA basis acceptable to the Agent, assuming the lesser of 90% or actual occupancy."

                           (b) Section 1.2 of the Credit Agreement shall be further amended by deleting the definition of "Market Value" appearing on pages 12 and 13 thereof, and by substituting the following therefor:

                                    "'MARKET VALUE' means, as of any date, an amount equal to the sum of (i) Borrower's Capitalized Income Value, plus (ii) fifty percent (50%) of the book value of Borrower's Assets Under Development and Raw Land, PLUS (iii) one hundred percent (100%) of the value of cash equivalents owned and held by Borrower (all as of the date of determination of Market Value)."

                           (c) Section 5.19 of the Credit Agreement shall be amended by deleting all of subsections (d), (e), (f) and (g) of Section 5.19 from the Credit Agreement, and by substituting the following therefor:

                                    "(d) LEVERAGE RATIO. Borrower shall at all times maintain a ratio of Liabilities to EBITDA, on an annualized basis (determined by multiplying the quarterly EBITDA by a factor of four, and subject to the adjustment described in the following sentence), of not more than five and three-quarters (5.75) to one (1). For the purposes of this provision, Borrower's EBITDA shall be adjusted to reflect any acquisitions made by Borrower during the quarter on a PRO FORMA basis acceptable to the Agent, assuming the lesser of 90% or actual occupancy.

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                                    (e) DEBT SERVICE COVERAGE RATIO. Borrower
                                    shall at all times maintain a ratio of
                                    EBITDA to all required payments of debt
                                    service as described in this Section
                                    5.19(e), on an annualized basis (determined by multiplying the quarterly EBITDA by a factor of four, and subject to the adjustments described in the following sentence), of not less than two (2.00) to one (1). For the purposes of this provision:
                                    (i) Borrower's EBITDA shall be subject to adjustment to reflect any acquisitions made by Borrower during the applicable fiscal period on a PRO FORMA basis acceptable to the Agent, assuming the lesser of 90% or actual occupancy, to exclude Service EBITDA in excess of $1,500,000 with respect to any annual period and to reflect, in a manner acceptable to Agent, the proper treatment of such items of expense as payment of real property AD VALOREM taxes (which, while paid in a specific quarter, pertain to a semi-annual or annual period), as well as extraordinary items of income or expense, to the extent that the foregoing are not accrued or annualized in accordance with GAAP on Borrower's financial statements; and
                                    (ii) "debt service" shall include actual payments of principal and/or interest on Indebtedness for Borrower Money, together with projected principal payments on all of Borrower's non-amortizing Indebtedness for Borrowed Money (excluding any construction loans); such projected principal payments shall be calculated on the basis of the rate of interest then applicable to such Indebtedness and a twenty-five (25) year mortgage amortization schedule for such Indebtedness.

                                    (f) UNENCUMBERED DEBT SERVICE COVERAGE
                                    RATIO. Borrower shall at all times maintain a ratio of Unencumbered EBITDA to all required payments of debt service as described in this Section 5.19(f) on Indebtedness for Borrowed Money which is Unencumbered Debt, on an annualized basis (determined by multiplying the quarterly Unencumbered EBITDA by a factor of four, and subject to the adjustments described in the following sentence) of not less than two (2.0) to one (1). For the purposes of this provision: (i) Unencumbered EBITDA shall be subject to adjustment to reflect any acquisition of an Unencumbered Real Estate

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                                    Asset (other than Raw Land or Assets Under
                                    Development) made by Borrower during the applicable period, on a PRO FORMA basis acceptable to Agent, assuming the lesser of 90% or actual occupancy, and to reflect, in a manner acceptable to the Agent, the proper treatment of such items of expense as payment of real property AD VALOREM taxes (which, while paid in a specific quarter, pertain to an annual or semi-annual period); and (ii) "debt service" shall include actual payments of principal and/or interest on Indebtedness for Borrowed Money, together with projected principal payments on all of Borrower's non-amortizing Indebtedness for Borrowed Money (excluding any construction loans) which is Unencumbered Debt; such projected principal payments shall be calculated on the basis of the rate of interest then applicable to such indebtedness and a twenty-five (25) year mortgage amortization schedule for such indebtness.

                                    (g) UNENCUMBERED REAL ESTATE ASSETS TO
                                    UNENCUMBERED DEBT RATIO. The ratio of the aggregate value of Borrower's Unencumbered Real Estate Assets to the aggregate outstanding principal balance of Borrower's Unencumbered Debt shall at all times equal or exceed two (2.0) to one (1). The aggregate value of Borrower's Unencumbered Real Estate Assets for the purposes of this
                                    Section 5.19(g) shall be determined (x) by including therein fifty percent (50%) of the book value of the Assets Under Development and of the Raw Land comprised within Borrower's Unencumbered Real Estate Assets, and (y) with respect to Unencumbered Real Estate Assets other than Assets Under Development or Raw Land, determined by reference to the Capitalization Factor.

                  As amended as provided herein, the Credit Agreement is referred to as the "Amended Credit Agreement".

                  3. CONDITIONS PRECEDENT TO THIS AMENDMENT. On or prior to the Effective Date, each of the following conditions precedent shall have been satisfied:


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                           (a) PROOF OF CORPORATE AUTHORITY. The Agent shall
                           have received from Borrower copies, certified by a duly authorized officer of Borrower to be true and complete on and as such date, of records of all corporate action taken by Borrower to authorize (i) Borrower's execution and delivery of this Amendment and the Substitute Note (hereafter defined); and (ii) the performance by Borrower of its other obligations and agreements hereunder, under the Amended Credit Agreement and under the Substitute Note;

                           (b) INCUMBENCY CERTIFICATE. The Agent shall have received from Borrower an incumbency certificate substantially similar to that which is attached as EXHIBIT A and made a part hereof by this reference, dated as of the Effective Date, signed by a duly authorized officer and giving the name and bearing a specimen signature of each individual who shall be authorized to execute this Amendment for and on behalf of Borrower;

                           (c) OFFICERS' CERTIFICATE. The Agent shall have received from Borrower a certificate substantially similar to that which is attached hereto as EXHIBIT B and made a part hereof by this reference, dated as of the Effective Date, signed by a duly authorized officer of Borrower and certifying, on terms acceptable to the Agent, that each of the representations and warranties of Borrower in the Credit Agreement was true and correct when made and, giving effect to the information set forth or referred to in the Officers' Certificate, each of the warranties and representations of Borrower in the Amended Credit Agreement remains true and correct in all material respects on and as of the Effective Date.

                           (d) LEGALITY OF TRANSACTIONS. No change in applicable law shall have occurred as a consequence of which it shall have become and continue to be unlawful (i) for the Agent or any Bank to perform any of its agreements or obligations hereunder or under Amended Credit Agreement or any other Loan Document (giving effect to the transactions described herein) on or as of the Effective Date; or (ii) for Borrower to perform any of its agreements or obligations hereunder or under the Amended Credit Agreement or any Loan Document.

                           (e) PERFORMANCE, ETC. Borrower shall have duly and properly performed, complied with


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                           and observed, in all material respects, each of its
                           covenants, agreements and obligations contained in each of the Loan Documents to which Borrower is a party or by which Borrower is bound. No event shall have occurred on or prior to the Effective Date, and no condition shall then exist, which (giving effect to the amendments to the Credit Agreement effected hereby) constitutes or would (with the delivery of notice or the passing of time, or both) constitute a Default or an Event of Default under the Credit Agreement or under any Loan Document.

                           (f) COMPLIANCE WITH LAWS. Each of the borrowings made and each Letter of Credit issued under or pursuant to the Credit Agreement prior to the Effective Date is, and each borrowing to be made and each Letter of Credit to be issued under the Amended Credit Agreement will be, in compliance with the requirements of all applicable laws, regulations, rules and orders, including without limitation all Environmental Laws and all applicable requirements imposed by the SEC or by the Board of Governors of the Federal Reserve System under Regulations U, G and X.

                           (g) LEGAL OPINION. The Agent and each Bank shall have received a written legal opinion, addressed to the Agent and each Bank and dated as of the Effective Date, from legal counsel for Borrower, substantially in the form attached hereto as EXHIBIT C, and otherwise acceptable to the Agent and each Bank.

                           (h) PAYMENT OF CERTAIN EXPENSES. Borrower shall have reimbursed the Agent for all reasonable out-of-pocket costs and expenses, including without limitation all fees and disbursements of legal counsel to the Agent, which shall have been incurred by the Agent in connection with the negotiation and preparation of this Amendment.

                           (i) CHANGES: NONE ADVERSE. From the date of the most recent financial statements of Borrower delivered in accordance with the requirements of the Credit Agreement, through and including the Effective Date, no changes shall have occurred in the assets, liabilities, financial condition, business, operations or prospects of Borrower or Borrower's Consolidated Subsidiaries which, individually or in the aggregate, are material and


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                           adverse to Borrower and its Consolidated
                           Subsidiaries.

                           (j) COMPLIANCE CERTIFICATE. The Agent shall have received a Compliance Certificate substantially similar to that which is attached as EXHIBIT D and made a part hereof by this reference, executed by a duly authorized officer of Borrower, dated on and as of the Effective Date and showing (with substantiating data reasonably acceptable to the Agent), the required calculations under which shall demonstrate Borrower's compliance as of the Effective Date with the covenants set forth in the Credit Agreement (giving effect to the amendment thereof effected hereby).

                           (k) OTHER APPROVALS. The Agent shall have received such other approvals, opinions, certificates, instruments and documents with respect to the transactions described herein as it may request.

                           (l) REPRESENTATIONS AND WARRANTIES. Each of the representations and warranties made by or on behalf of Borrower in the Amended Credit Agreement shall be true, correct and complete in all material respects as of the Effective Date.

                           (m) SUBSTITUTE NOTE. Borrower shall have executed and delivered to the Agent a substitute promissory note (the "Substitute Note") in favor of First Chicago, substantially similar to that which is attached hereto as EXHIBIT E and made a part hereof by this reference.

                  4. REGARDING BORROWER'S DEBT RATINGS. Borrower represents that as of the Effective Date, Borrower's Debt Ratings are as follows:

                           Moody's:         Baaa3    ; and

                           S&P:             BBB-          _.

                  5. RATIFICATION. Except as specifically modified and amended as contemplated by this Agreement, the Credit Agreement is unchanged, and remains in full force and effect. Borrower, the Banks and the Agent each hereby ratifies and affirms the Credit Agreement and every term and condition thereof, as the same are amended as provided hereby.

                  6. BINDING EFFECT. This Amendment shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns.


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                  7. EFFECTIVE DATE. The amendments contemplated by this
Amendment shall be effective as of the date first set forth above (the "Effective Date"). Promptly after the Effective Date, First Chicago shall return to Borrower the original Substitute Promissory Note dated as of September 25, 1995, and previously executed and delivered by Borrower in favor of NBD, legended to reflect the replacement of such note by the Substitute Note as hereinabove described.

                  8. COUNTERPARTS. This Amendment may be executed in multiple counterparts, and signature pages from any counterpart may be appended to any other counterpart. All such counterparts shall constitute a single, unified instrument.

                  IN WITNESS WHEREOF, this Amendment has been duly executed and delivered by or on behalf of each of the parties as of the date first set forth above.

                                        BORROWER:

                                        ASSOCIATED ESTATES REALTY
                                        CORPORATION

                                        By: /s/ Jeffrey I. Friedman
                                            -----------------------------------
                                            Jeffrey I. Friedman
                                            President

                                        AGENT:

                                        NATIONAL CITY BANK

                                        By: /s/ Gary L. Wimer
                                            -----------------------------------
                                            Gary L. Wimer
                                            Vice President

                                        THE BANKS:

                                        NATIONAL CITY BANK

                                        By: /s/ Gary L. Wimer
                                            -----------------------------------
                                            Gary L. Wimer
                                            Vice President

                                        BANK ONE, CLEVELAND, N.A.

                                        By: /s/ Douglas D. Lyons
                                            -----------------------------------
                                            Name: Douglas D. Lyons
                                            Title: Vice President

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                                        MANUFACTURERS AND TRADERS TRUST
                                        COMPANY

                                        By: /s/ Kevin B Quinn
                                            -----------------------------------
                                            Name:  Kevin B. Quinn
                                            Title: Banking Officer

                                        COMERICA BANK

                                        By: /s/ John D. Price III
                                            -----------------------------------
                                            Name:  John D. Price III
                                            Title: Vice President

                                        HARRIS TRUST & SAVINGS BANK

                                        By: /s/ Gregory M. Bins
                                            -----------------------------------
                                            Name:  Gregory M. Bins
                                            Title: Vice President

                                        THE FIRST NATIONAL BANK OF
                                        CHICAGO

                                        By: /s/ Gregory A. Glbert
                                            -----------------------------------
                                            Name:  Gregory A. Glbert
                                            Title: Vice President

                                        HUNTINGTON BANK-CLEVELAND, N.A.

                                        By: /s/ Gerald A. Buck
                                            -----------------------------------
                                            Name:  Gerald A. Buck
                                            Title: Vice President


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